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                                                                    Exhibit 99.3


                            STOCK PURCHASE AGREEMENT

                                     Between

                                BIONUTRICS, INC.,

                              a Nevada corporation

                                       And

                                 AC HUMKO CORP.

                             a Delaware corporation

                              As of August 14, 1998


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                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
Section 1....................................................................   1
      Authorization, Purchase and Sale of Shares; Purchase Price; Warrants...   1

            1.1   Authorization of Shares....................................   1
            1.2   Sale and Purchase of Shares................................   1
            1.3   Purchase Price.............................................   1
            1.4   Warrants...................................................   1

Section 2....................................................................   1
      Closing; Payment; Delivery.............................................   1

            2.1   Closing Date and Place of Closing..........................   2
            2.2   Payment and Delivery.......................................   2

Section 3....................................................................   2
      Representations of the Company.........................................   2

            3.1   Organization and Corporate Power; Compliance With Laws.....   2
            3.2   Authorization..............................................   2
            3.3   Capitalization.............................................   3
            3.4   Existing Stockholder List and Agreements...................   3
            3.5   Subsidiaries...............................................   3
            3.6   Financial Statements, Accounts Receivable and Inventories..   3
            3.7   Absence of Undisclosed Liabilities; Disclosure.............   4
            3.8   Absence of Certain Developments............................   4
            3.9   Title to Properties........................................   4
            3.10  Tax Matters................................................   5
            3.11  Contracts and Commitments..................................   5
            3.12  Intellectual Property Rights; Employee Restrictions........   5
            3.13  Effect of Transactions.....................................   6
            3.14  Litigation.................................................   7
            3.15  Securities Laws............................................   7
            3.16  Business...................................................   7
            3.17  Books and Records..........................................   7
            3.18  Environment Compliance.....................................   7
            3.19  Information Supplied to Purchasers.........................   8
            3.20  Brokerage..................................................   8
            3.21  Employee Benefit Plans.....................................   9
            3.22  Employees..................................................   9
            3.23  Affiliated Transactions....................................   9
            3.24  Customers and Distributors.................................   9


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
Section 4...................................................................   10
      Representations and Warranties of Purchaser...........................   10

            4.1   Experience................................................   10
            4.2   Investment................................................   10
            4.3   Access to Data............................................   10
            4.4   Authority.................................................   10
            4.5   Enforceability............................................   10
            4.6   Effect of Transactions....................................   10

Section 5...................................................................   11
      Conditions to Closing of Purchaser....................................   11

            5.1   Accuracy of Representations and Warranties................   11
            5.2   Performance...............................................   11
            5.3   Opinion of Company Counsel................................   11
            5.4   Legal Investment..........................................   11
            5.5   Compliance Certificate....................................   11
            5.6   Technology and Exclusive Supply Agreements................   11
            5.7   Warrant Purchase Agreements...............................   11
            5.8   Proceedings and Documents.................................   11
            5.9   Approvals and Consents....................................   11
            5.10  Proprietary Information and Inventions Agreements.........   12
            5.11  Qualifications............................................   12
            5.12  Certificates and Documents................................   12
            5.13  Other Matters.............................................   12
            5.14  Director..................................................   12

Section 6...................................................................   13
      Conditions to Closing of the Company..................................   13

            6.1   Accuracy of Representations and Warranties................   13
            6.2   Performance...............................................   13
            6.3   Compliance Certificate....................................   13
            6.4   Technology Agreements.....................................   13
            6.5   Other Matters.............................................   13

Section 7...................................................................   13
      Covenants of the Company..............................................   13

            7.1   Basic Financial Information...............................   13
            7.2   Additional Information....................................   14
            7.3   Prompt Payment of Taxes, etc..............................   15
            7.4   Maintenance of Properties and Leases......................   15
            7.5   Insurance.................................................   15
            7.6   Accounts and Records......................................   15
            7.7   Compliance With Requirements of Governmental Authorities..   15
            7.8   Maintenance of Corporate Existence, etc...................   15


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
            7.9   Availability of Common Stock for Warrant Exercise.........   16
            7.10  Proprietary Information and Inventions Agreements.........   16
            7.11  Legal Fees ...............................................   16
            7.12  Use of Proceeds...........................................   16
            7.13  Compliance by Subsidiaries................................   16
            7.14  Indebtedness and Other Obligations........................   16
            7.15  Conduct of Business of the Company........................   16
            7.16  Valid Issuance............................................   19
            7.17  Government Regulations....................................   19
            7.18  Further Assurances........................................   19
            7.19  Securities Act Registration Statements....................   19
            7.20  Notices of Certain Events.................................   20
            7.21  Environmental Laws........................................   21
            7.22  Listing of Common Stock...................................   21
            7.23  Right of First Refusal....................................   21
            7.24  Purchaser's Director Nominee..............................   23

Section 8...................................................................   23
      Restrictions on Transferability of Securities; Compliance With
            Securities Act..................................................   23
            8.1   Restrictions on Transferability...........................   23
            8.2   Certain Definitions.......................................   23
            8.3   Restrictive Legend........................................   23
            8.4   Notice of Proposed Transfers..............................   24
            8.5   Information by Holder.....................................   25
            8.6   Rule 144 Reporting........................................   25
            8.7   "Market Stand-off" Agreement..............................   25

Section 9...................................................................   25
      Registration under Securities Act, etc................................   25

            9.1   Registration of Registrable Securities on Request.........   25
            9.2   Incidental Registration...................................   28
            9.3   Registration Procedures...................................   29
            9.4   Underwritten Offerings....................................   32
            9.5   Preparation; Reasonable Investigation.....................   33
            9.6   Indemnification...........................................   33
            9.7   Rule 144..................................................   35

Section 10..................................................................   36
      Indemnification.......................................................   36

            10.1  Obligation of the Company to Indemnify....................   36
            10.2  Obligation of Purchaser to Indemnify......................   37
            10.3  Notice and Opportunity to Defend..........................   37

Section 11..................................................................   38


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
      Miscellaneous.........................................................   38

            11.1  Governing Law.............................................   38
            11.2  Survival..................................................   38
            11.3  Successors and Assigns....................................   38
            11.4  Entire Agreement; Amendment...............................   38
            11.5  Notices, etc..............................................   38
            11.6  Delays or Omissions.......................................   38
            11.7  Separability..............................................   38
            11.8  No Broker.................................................   38
            11.9  Titles and Subtitles......................................   38
            11.10 Counterparts..............................................   38

Disclosure Schedule referenced in Section 3

Exhibits
--------

A     Warrant Purchase Agreements (referenced in section 1.4)

B     Corporate Capitalization (referenced in section 3.4)

C     Opinion of Counsel to Bionutrics, Inc. (referenced in section 5.3)

D     Technology Agreement (referenced in section 5.6)

E     Exclusive Supply Agreement (referenced in section 5.6)

F Form of Proprietary Information and Invention Agreement (referenced in section 7.10)

G     Agreement for Purchase and Sale of Assets (referenced in section 7.18)


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            Stock Purchase Agreement dated as of August 14, 1998 between
      Bionutrics, Inc. (the "Company"), a Nevada corporation, having a principal place of business at 2425 East Camelback Road, Suite 650, Phoenix, Arizona 85016, and AC Humko Corp., a Delaware corporation, having a principal place of business at 7171 Goodlett Farms Parkway, Memphis, Tennessee 38101.

      Whereas the Company wishes to issue and sell, and Purchaser wishes to purchase, certain securities of the Company;

      Now therefore the Company and Purchaser agree as follows:

                                    Section 1

      Authorization, Purchase and Sale of Shares; Purchase Price; Warrants

      1.1 Authorization of Shares. The Company has authorized the sale and issuance of two million shares (the "Shares") of its Common Stock (as defined in section 3.3) and reserved an additional two million shares of Common Stock for issuance upon exercise of the Warrant Agreement (as defined in section 1.4)).

      1.2 Sale and Purchase of Shares. At the Closing (as defined in section 2.1), the Company shall, in reliance upon the representations, warranties and agreements contained herein, and subject to this agreement, issue and sell to Purchaser and Purchaser shall purchase from the Company the Shares.

      1.3 Purchase Price. The purchase price for the Shares is $4 million (the "Purchase Price").

      1.4 Warrants. On the Closing Date (as defined in section 2.1), the Company shall grant to Purchaser a warrant to purchase in the aggregate two million shares of Common Stock for a purchase price of $4 million pursuant to the form of warrant purchase agreement (the "Warrant Agreement") attached hereto as exhibit A.

                                    Section 2

                           Closing; Payment; Delivery

      2.1 Closing Date and Place of Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held immediately following the execution and delivery of this agreement (the "Closing Date"). The place of the Closing (including the place of delivery to Purchaser by the Company of the certificates evidencing the Shares and the place of payment to the Company by Purchaser of the Purchase Price) shall be at the offices of Friedman Siegelbaum LLP, 399 Park Avenue, 20th Floor, New York, New York 10022, or such other place including the


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offices of counsel to Purchaser as Purchaser shall designate by notice to the
Company at least five business days prior to the Closing Date.

      2.2 Payment and Delivery. At the Closing Purchaser shall pay the Purchase Price to the Company by wire transfer, or such other form of payment as shall be mutually agreed upon by the parties.

                                    Section 3

                         Representations of the Company

      Subject to the Disclosure Schedule attached hereto, the Company makes the following representations and warranties to Purchaser:

      3.1 Organization and Corporate Power; Compliance With Laws. The Company and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their states of incorporation as set forth in the Disclosure Schedule and are qualified to do business as foreign corporations in each jurisdiction listed on the Disclosure Schedule, which are all the jurisdictions in which such qualification is required. The Company and each of its subsidiaries have all required corporate power and authority to own their property, to carry on their business as currently conducted and in the case of the Company to enter into and perform this agreement and the other agreements to be executed by the Company in connection with this agreement (collectively, the "Investment Documents"), and generally to carry out the transactions contemplated hereby. A copy of the certificate of incorporation and by-laws of the Company, as amended to date, have been furnished to Purchaser by the Company. Neither the Company nor any of its subsidiaries is in violation of any term of its certificate of incorporation or by-laws, or in violation of any term of any agreement (written or oral), instrument, judgment, decree, order, authorization, law, statute, rule or government regulation applicable to it or to which it is a party or by which it is bound.

      3.2 Authorization. The Investment Documents are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Investment Documents have been duly authorized by all necessary corporate or other action of the Company. The issuance, sale and delivery of the Shares in accordance with this agreement have been duly authorized and issued or reserved for issuance as the case may be by all necessary corporate action on the part of the Company. The Shares when issued, sold and delivered against payment therefor in accordance with this agreement will be duly and validly issued, fully paid and non-assessable. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution and delivery of the Investment Documents and the issuance and delivery of the Shares in accordance with this Agreement or the consummation of any other transaction contemplated hereby or by the other Investment Documents.


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      3.3 Capitalization. The authorized capital stock of the Company consists of 45 million shares of common stock, $.001 par value ("Common Stock"), of which 18,319,381 shares are issued and outstanding, and five million shares of Preferred Stock, none of which is issued and outstanding. All the issued and outstanding shares of Common Stock have been, and upon issuance at the Closing the Shares will be, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws. Except as contemplated by the Investment Documents (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (b) there is no commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company, (c) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (d) there are no restrictions on the transfer of the Company's capital stock other than those arising from securities laws. No person or entity is entitled to (e) any preemptive or similar right with respect to the issuance of any capital stock of the Company or (f) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended.

      3.4 Existing Stockholder List and Agreements. Attached as exhibit B is the capitalization table of the Company, prepared both on an outstanding and fully diluted basis, showing the number of shares of Common Stock or other securities, including options and warrants, of the Company held by any person or entity as of the date of this agreement. There are no agreements, written or oral, between the Company and any holder of its capital stock, or to the knowledge of the Company between or among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company.

      3.5 Subsidiaries. The Company's subsidiaries are set forth on the Disclosure Schedule and are wholly owned either directly or indirectly by the Company. Neither the Company nor its key executives owns or controls, directly or indirectly, any other corporation, association or business entity.

      3.6 Financial Statements, Accounts Receivable and Inventories.

            (a) Included in the Disclosure Schedules are (i) the consolidated, audited balance sheet of the Company (the "Audited Balance Sheet") as of October 31, 1997, (the "Audited Balance Sheet Date") and the consolidated related statements of operations, statements of stockholders' equity and statements of cash flows for the 12-month period then ended and (ii) an unaudited balance sheet of the Company (the "Interim Balance Sheet") as of June 30, 1998, (the "Interim Balance Sheet Date") and the related statement of operations for the eight-month period then ended (collectively, the "Financial Statements"). The Financial Statements (including the footnotes thereto) were prepared in accordance with generally accepted accounting principles consistently applied during


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the period covered thereby, are in accordance with the books and records of the Company and fairly present the financial position of the Company on the dates of such statements and the results of its operations for the periods covered thereby.

            (b) All accounts receivable reflected on the Interim Balance Sheet of the Company have arisen from bona fide transactions in the ordinary course of business of the Company. Except as reserved for on the Interim Balance Sheet, all accounts receivable reflected on the Interim Balance Sheet are collectible in the ordinary course of business in the recorded amounts thereof.

            (c) The inventories of the Company as reflected on the Interim Balance Sheet consist only of material in merchantable condition and saleable or usable in the ordinary course of business.

      3.7 Absence of Undisclosed Liabilities; Disclosure. Except as disclosed on the Interim Balance Sheet, the Company does not have any liabilities that would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, other than those incurred since the Interim Balance Sheet Date in the ordinary course of business consistently with past practice. The Company's filings made pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

      3.8 Absence of Certain Developments. Since the Interim Balance Sheet Date there has been (a) no material adverse effect on the business, operations, assets or financial condition of the Company (a "Material Adverse Effect"), (b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (c) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (d) no loan by the Company to any officer, director, employee or stockholder of the Company or any of its subsidiaries, or any agreement or commitment therefor, (e) no increase, direct or indirect, in the compensation paid or payable to an officer, director, employee or agent of the Company, (f) no material loss, destruction or damage to any property of the Company insured or not, (g) no labor dispute involving the Company and no material change in the key management of the Company or the terms and conditions of their employment, (h) no acquisition or disposition of material assets of (or any contract or arrangement therefor), or any other material transaction by, the Company except in the ordinary course of business and (i) no material modification or amendment or cancellation of any material contract or agreement.

      3.9 Title to Properties. The Company and each of its subsidiaries have good and marketable title to, or a valid leasehold interest in, all its properties and assets, free and clear of all liens or encumbrances, except as disclosed in the Interim Balance Sheet. All machinery and equipment included in such assets necessary to the business of the Company are in good condition and repair, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the leasehold interest.


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Neither the Company nor any of its subsidiaries is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned properties, if any. Neither the Company nor any of its subsidiaries, in its capacity as lessee, is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties. Neither the Company nor any of its subsidiaries has received any notice of any such violation with which it has not complied.

      3.10 Tax Matters. The Company has filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes shown thereon to be due or assessed to date. All taxes and other assessments and levies that the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities or been set aside or reserved and will be paid over when due. With respect to the income tax returns of the Company, the Company has not received written notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of any type is pending or threatened. No waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year are in effect.

      3.11 Contracts and Commitments. Included as part of the Disclosure
Schedule is a list of each agreement to which the Company or any of its subsidiaries is a party or by which it or any of its properties is bound material to the conduct and operations of its business. All such agreements are valid and binding on the Company or such subsidiary and all other parties thereto and are in full force and effect. Neither the Company nor any of its subsidiaries is a party to any contract, obligation or commitment, nor does it have any employment contract; stock redemption or purchase agreement or financing agreement or license, distributor or sales representative agreement or agreement with an officer, director, employee or stockholder of the Company or person or organization related to or affiliated with any officer, director or stockholder of the Company or pension, profit-sharing, retirement or stock option plan. No key employee of the Company or any of its subsidiaries who has been employed by the Company or any of its subsidiaries for the past 12 months is a party to any outstanding contract, obligation or commitment with any prior employer. Neither the Company including its subsidiaries nor any of its employees, officers or directors is a party to any oral or written contract or agreement prohibiting them from freely competing or engaging in the business of the Company or such subsidiary. Neither the Company nor any of its subsidiaries is in material default under any contract, obligation or commitment and there is no state of facts that upon notice or lapse of time or both would constitute such a default.

      3.12  Intellectual Property Rights; Employee Restrictions.

      (a) All patents (including but not limited to all continuation or divisional applications, reissued and reexamined patents, any foreign counterpart patents or foreign counterpart patent applications), trade secrets (including but not limited to customer lists, invention disclosures, experimental data, manufacturing processes, hardware designs, programming processes, software and other confidential information), copyrights, copyright applications, registered and unregistered


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


trademarks, registered and unregistered service marks, and tradenames owned by, under an obligation of assignment to, or licensed to, the Company or its subsidiaries and used in the conduct of the business of the Company or its subsidiaries (the "Intellectual Property Rights") are set forth on the Disclosure Schedule. All registrations, issued letters patent, and certificates for such Intellectual Property Rights are in good standing, duly maintained, and in full force and effect.

      (b) All agreements between the Company and its subsidiaries, on the one hand, and any third party on the other hand, granting the Company and its subsidiaries or such third party, the right to use or practice any rights under the Intellectual Property Rights, including without limitation patent or trade secret licenses under third party owned patents, copyrights, or trade secrets, (collectively referred to as "Third Party License Agreements") are set forth on the Disclosure Schedule.

      (c) The Company or its subsidiaries have exclusive ownership of, or the exclusive license to use, free and clear of claims and rights of all third parties, the Intellectual Property Rights. No present or former director, consultant or employee of the Company or its subsidiaries has any rights in or to any of the Intellectual Property Rights and there are no pending or threatened Claims (as defined in section 3.12(d)) relating to the scope, ownership or use of the Intellectual Property Rights. Nor do any of the employees of the Company or the subsidiaries have any agreement or arrangement with a former employer relating to patents, confidential information, or trade secrets, and no activity of any employee on behalf of the Company or any of its subsidiaries violates any agreement or arrangement that such employee has with a former employer. The Company or its subsidiaries own free and clear of any and all encumbrances, or are otherwise licensed to use or have the right to use, the Intellectual Property Rights used in or necessary for the conduct of its business, and can freely assign, license, convey, or transfer such Intellectual Property Rights without alteration or impairment of such rights.

      (d) No claims, demands, suits and causes of action (the "Claims") have been asserted and, to the Company's and its subsidiaries' knowledge, no Claims have been threatened or are contemplated by any third party with respect to the use of any Intellectual Property Right or challenging the validity or enforceability of any Third Party License Agreement granting rights to the Company or its subsidiaries to the Intellectual Property Rights, and to the Company's knowledge, there exists no valid basis for any such Claim. The use of such Intellectual Property Right and the conduct of the business of the Company and its subsidiaries do not infringe, misappropriate, or otherwise violate the patent, trade secret, trademark, or copyright of any third party, and to the Company 's knowledge, no third party is infringing upon, misappropriating or otherwise violating the Intellectual Property Rights of the Company or any of its subsidiaries.

      3.13 Effect of Transactions. The execution, delivery and performance by the Company or any subsidiaries of the Investment Documents does not and will not conflict with or result in any default or the acceleration of any obligations under any contract to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries or its properties or business is bound, or any charter provision, by-law or corporate restriction of the Company or any of its


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


subsidiaries or the creation of any lien or encumbrance of any nature upon any of the properties or assets of the Company or any of its subsidiaries, except as contemplated by the Investment Documents, or violate any agreement, judgment, decree, order, law, statute, rule or regulation of any federal, state or local government or agency applicable to the Company or any of its subsidiaries.

      3.14 Litigation. There is no litigation or governmental proceeding or investigation pending or threatened (a) against the Company or any of its subsidiaries affecting any of its properties or assets, or (b) that may adversely affect the business, properties, assets or financial condition of the Company or (c) that may challenge the validity or performance by the Company of the Investment Documents.

      3.15 Securities Laws. The offer, issuance and sale of the Shares in accordance with this Agreement will be in compliance with applicable federal and state securities laws.

      3.16 Business. The Company and each of its subsidiaries have all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as presently conducted, all of which are listed on the Disclosure Schedule.

      3.17 Books and Records. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

      3.18 Environment Compliance.

            (a) The Company and each of its subsidiaries are currently in compliance with all Environmental Laws (as defined below) applicable to its business or the Facilities (as defined below) and has obtained all permits, consents, approvals, authorizations, registrations, certificates and licenses ("Environmental Permits") required under or issued pursuant to Environmental Laws necessary in order to conduct the Company's and its subsidiaries' business as now conducted or to effect the transactions contemplated by the Investment Documents. All such Environmental Permits are in full force and effect, the Company and each of its subsidiaries are in material compliance therewith and neither the Company nor any subsidiary has received any notice of pending or threatened proceedings to revoke, suspend or deny the renewal of any Environmental Permit.

            (b) No lien has been imposed on or asserted against the Facilities or other property of the Company or any subsidiary under any Environmental Laws by any Governmental Entity (as defined below) arising from or in connection with the presence, use, Release (as defined below), removal, abatement or remediation of Hazardous Materials (as defined below).

            (c) There is not now nor to the Company's knowledge has there ever been located at any of the Facilities any underground storage tanks, subsurface disposal units, surface impoundments, lagoons, landfills, disposal sites, areas or vessels used or intended for the treatment, storage or disposal of Hazardous Materials.


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            (d) As used in this agreement the following terms shall have the following meanings:

                  "Environment Laws" means all federal, regional, state, county or local laws, statutes or ordinances, decisional law, rules, regulations, codes, orders, decrees, notices, directives, guidance and judgments relating to public health or safety, pollution, damage to or protection of the environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Occupational Health and Safety Act, 29 U.S.C. 653, 655 and 657, the Safe Drinking Water Act, U.S.C. 300F, et seq. and the laws and regulations administered by the Louisiana Department of Environmental Quality and the Illinois EPA relating to the business of Nutrition Technology Corporation and InCon Technologies, Inc.

                  "Facilities" means all plants, offices, manufacturing or other facilities owned, operated, leased, managed, used, controlled or occupied by the Company or any subsidiary in connection with its business.

                  "Governmental Entity" means each federal, state, regional, county or local governmental agency, department, commission, board, bureau, instrumentality and political subdivision thereof authorized or having jurisdiction to enforce Environmental Laws.

                  "Hazardous Materials" means any material or substance defined as or included in the definition of pollutants, toxic substances, toxic pollutants, hazardous materials, hazardous constituents, hazardous wastes, hazardous substances or terms of similar import defined in or otherwise regulated under any Environmental Law including asbestos and liquid petroleum products.

                  "Release" means an intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping into the environment.

      3.19 Information Supplied to Purchasers. Neither this agreement, the Disclosure Schedule, exhibits attached hereto, the other Investment Documents nor any other document or certificate to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or in the case of the Disclosure Statement omits to state a material fact necessary in order to make the statements contained herein relating to Section 3 or therein not misleading.

      3.20 Brokerage. There are no claims for and no person is entitled to any brokerage commission, finder's fee or similar compensation in connection with the transactions contemplated by this agreement based on any arrangement or agreement made by or on behalf of the Company or any subsidiary or by which it is bound.

      3.21 Employee Benefit Plans. The Company is and has been in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by the Company for the benefit of its employees and there are no claims pending or threatened with respect to any such employee benefit plan. The Company does not maintain or contribute to, and has never maintained or contributed to, any qualified retirement plan subject to the minimum funding requirements of Section 412 of the Internal Revenue Code of 1986, as amended. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing or deferred compensation plan or program. The Company is not required to make any payment or contribution to any employee benefit plan pursuant to any collective bargaining agreement. The Company has never maintained or contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees. For the purpose of this section, the term Company includes all entities that have controlled, have been under the control of, or have been under common control with, the Company.

      3.22 Employees. Neither the Company nor any of its subsidiaries has received notice that any director or key employee has any plan to terminate his or her relationship with the Company or subsidiary. None of the employees of the Company including its subsidiaries is represented by any labor union or covered by any collective bargaining agreement, the Company is not aware of any effort to certify a labor union or bargaining unit or similar organization effort with respect to its employees and there is no labor strike or other labor trouble pending or threatened with respect to the Company or any subsidiary.

      3.23 Affiliated Transactions. All transactions between the Company, including it subsidiaries, and any officer, employee or stockholder of the Company or subsidiary or persons controlled by or affiliated with such officer, employee or stockholder, have been conducted on an arms-length basis. Included in the Disclosure Schedule are all transactions with any such person entered into during 1997 and 1998, whether or not in effect, and such transactions currently in effect.

      3.24 Customers and Distributors. Set forth on the Disclosure Schedule are
(a) the representatives or distributors of the services and products of the Company including its subsidiaries (whether pursuant to a commission, royalty or other arrangement) and (b) the ten customers who account for the largest sales of the Company including its subsidiaries, or if larger the number that accounts for 75% of such sales, for the 12-month period ending June 30, 1998 (collectively, the "Customers and Distributors"). No Customer or Distributor has any plan to terminate its relationship with, or to materially reduce the volume of business conducted with, the Company or any subsidiary.

                                    Section 4

                   Representations and Warranties of Purchaser

          Purchaser represents and warrants to the Company as follows:

      4.1 Experience. Purchaser has such knowledge and experience that it is capable of evaluating the risks and merits of an investment in the Company.

      4.2 Investment. Purchaser is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The parties stipulate that the Shares, and the shares of Common Stock issuable under the Warrant Agreements have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

      4.3 Access to Data. Purchaser has had an opportunity to discuss the Company's including each of its subsidiaries, business, management and financial affairs with its management and has had the opportunity to review the Company's and each subsidiaries' facilities.

      4.4 Authority. Purchaser has full power and authority to execute, deliver and perform this agreement in accordance with its terms. Purchaser has been duly organized as a corporation under the laws of Delaware and is legally existing and in good standing in such jurisdiction.

      4.5 Enforceability. This agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity.

      4.6 Effect of Transactions. The execution, delivery and performance by Purchaser of the Investment Documents does not and will not conflict with or result in any default or the acceleration of any obligations under any material contract, obligation or commitment of Purchaser or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Purchaser, or violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to Purchaser.

                                    Section 5

                       Conditions to Closing of Purchaser

      The obligation of Purchaser to purchase the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

      5.1 Accuracy of Representations and Warranties. The representations and warranties made by the Company in section 3 shall be correct when made, and shall be correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

      5.2 Performance. All covenants, agreements and conditions contained in this agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

      5.3 Opinion of Company Counsel. Purchaser shall have received from counsel to the Company an opinion addressed to it, dated the Closing Date, in substantially the form attached as exhibit C.

      5.4 Legal Investment. At the time of the Closing, the purchase of the Shares by Purchaser shall be legally permitted by the laws and regulations to which it and the Company are subject.

      5.5 Compliance Certificate. The Company shall have delivered to Purchaser a certificate of the chief executive officer and chief financial officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in sections 5.1 and 5.2 of this agreement and other matters that Purchaser may reasonably request.

      5.6 Technology and Exclusive Supply Agreements. The parties shall have entered into and closed under a technology agreement ("the Technology Agreement") in substantially the form of exhibit D and exclusive supply agreement (the "Supply Agreement") in substantially the form of exhibit E.

      5.7 Warrant Purchase Agreements. The Company shall have executed and delivered to Purchaser the Warrant Agreements.

      5.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Purchaser and its counsel.

      5.9 Approvals and Consents. The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all federal, state and local governmental authorities, by any third parties pursuant to the terms of any agreement to which the Company is a party or by the National Association of Securities Dealers, Inc. or any other body or agency with jurisdiction, by contract or otherwise, over the Company, necessary for the issuance of the Shares by the Company and the consummation of the transactions contemplated hereby, and all thereof shall be in full force and effect at the time of the Closing. The Company shall have delivered to the Purchaser an officer's certificate, dated the Closing Date, to such effect.

      5.10 Proprietary Information and Inventions Agreements. Each person employed by the Company who has access to proprietary information concerning the Company shall have executed and delivered to the Company a Proprietary Information and Inventions Agreement in substantially the form of exhibit F.

      5.11 Qualifications. All authorizations, approvals, or permits of any governmental authority or regulatory body required in connection with the lawful issuance and sale of the Shares pursuant to this agreement, and the issuance of Common Stock pursuant to the Warrant Agreement shall have been duly obtained and shall be effective on and as of the Closing.

      5.12 Certificates and Documents. The Company shall have delivered to
Purchaser:

            (a) a copy of the certificate of incorporation of the Company, as in effect immediately prior to the Closing, certified within ten days of the Closing Date by the Secretary of State of Nevada, and a certificate, as of the most recent practicable date within five days of the Closing Date, of the Secretary of State of Nevada as to the Company's corporate good standing and of the Secretaries of State of the jurisdictions of organization of its subsidiaries as to their good standing; and

            (b) a certificate of the secretary of the Company dated as of the Closing Date, certifying as to (i) the incumbency of the officers of the Company executing the Investment Documents and all other documents executed and delivered in connection herewith, (ii) the by-laws of the Company as in effect as of the Closing Date and (iii) a copy of the resolutions of the board of directors of the Company authorizing the Company's execution, delivery and performance of the Investment Documents, all matters in connection with the Investment Documents and the transactions contemplated thereby.

      5.13 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request. Purchaser shall have had an opportunity to conduct and shall be satisfied with such further technical audits and other due diligence investigations as it deems necessary in connection with the investment contemplated hereby based upon the Investment Documents All consents and approvals required to be obtained by the Company in order to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

      5.14 Directors. All such action shall have been taken as may be necessary to elect the nominee designated by the Purchaser to the Company's board of directors effective upon the Closing.

                                    Section 6

                      Conditions to Closing of the Company

      The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

      6.1 Accuracy of Representations and Warranties. The representations and warranties made by Purchaser pursuant to section 4 shall be correct when made and on the Closing Date.

      6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date shall have been performed or complied with in all respects.

      6.3 Compliance Certificate. Purchaser shall have delivered to the Company a certificate, dated the Closing Date, certifying to the fulfillment of the conditions specified in sections 6.1 and 6.2.

      6.4 Technology Agreements. Purchaser shall have executed and delivered the Technology and Supply Agreement substantially in the forms attached hereto as exhibit D and E and paid the $2 million of consideration under the Technology Agreement.

      6.5 Other Matters. All partnership proceedings on behalf of Purchaser in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                                    Section 7

                            Covenants of the Company

      The Company covenants and agrees, so long as (except as otherwise stated) Purchaser owns the Shares, as follows:

      7.1 Basic Financial Information. The Company shall furnish the following reports to Purchaser:

            (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

            (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

            (c) Such other financial information as Purchaser may request including certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this section 7.

      7.2 Additional Information. The Company shall permit any authorized representatives of Purchaser to visit and inspect any of the properties of the Company and its subsidiaries, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request. The Company shall deliver to each such authorized representative of Purchaser the following reports:

            (a) For the first nine months after the Closing Date, as soon as practicable after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as at the end of such month, and consolidated statements of income and of sources and applications of funds of the Company and its subsidiaries, for each month prepared (except for footnotes) in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board of Directors, and certified, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

            (b) For the first nine months after the Closing Date, as soon as available (but in any event within 60 days after the commencement of its fiscal year) a summary of the financial plan of the Company, as contained in its operating plan approved by the Company's board of directors. Any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the board of directors.

            (c) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such person may form time to time reasonably request under disclosure and use conditions reasonably imposed by the Company.

      7.3 Prompt Payment of Taxes, etc. The Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary provided that any such tax, assessment, charge or levy need not be paid if the validity thereof is contested in good faith by appropriate proceedings and if the Company sets aside on its books adequate reserves with respect thereto and provided further that the Company shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company shall promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to operations of the Company and its subsidiaries.

      7.4 Maintenance of Properties and Leases. The Company shall keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto. The Company and its subsidiaries shall at all times comply with leases to which any of them is a party or under which any of them occupies property if the breach thereof might have a material adverse effect on the condition, financial or otherwise, or operations of the Company or such subsidiary.

      7.5 Insurance. The Company shall keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Company or any subsidiary from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured, and the Company shall maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

      7.6 Accounts and Records. The Company shall keep true records and books of account in which full, true and correct entries are made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

      7.7 Compliance With Requirements of Governmental Authorities. The Company and each of its subsidiaries shall meet all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets.

      7.8 Maintenance of Corporate Existence, etc. The Company and each of its subsidiaries shall maintain in full force and effect its corporate existence, rights and franchises and all licenses other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business.

      7.9 Availability of Common Stock for Warrant Exercise. The Company, from time to time, shall increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance is insufficient to permit exercise of the Warrant Agreement.

      7.10 Proprietary Information and Inventions Agreements. The Company and each person now or hereafter employed by it or any subsidiary with access to confidential information shall enter into a Proprietary Information and Inventions Agreement in substantially the form of exhibit E.

      7.11 Legal Fees. Each party shall pay their own respective legal fees and out-of-pocket expenses with respect to this agreement, and the Closing documents and transactions contemplated hereby and thereby.

      7.12 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares and the closing of the Technology Agreement and the other cash received by the Company from Purchaser pursuant to that certain agreement for purchase and sale of assets to be negotiated by Purchaser and the Company based upon the form submitted by Purchaser and attached as exhibit G (the "Asset Purchase Agreement") to satisfy outstanding balance sheet obligations of the Company and for working capital as set forth on the Disclosure Schedule.

      7.13 Compliance by Subsidiaries. The Company shall cause any subsidiary that it may organize in the future to comply with this section 7.

      7.14 Indebtedness and Other Obligations. Included as part of the Disclosure Schedule is a true and complete list of all outstanding obligations, specifically noting all dollar amounts due and owing, of the Company and/or its subsidiaries, including without limitation, all trade payables, accounts payables, promissory notes, guarantees and other borrowings of whatever nature incurred or outstanding as of August 7, 1998.

      7.15 Conduct of Business of the Company. During the period from the date of this agreement to the Closing Date (except for transactions contemplated by this agreement), the Company shall and shall cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice, to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent possible at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this agreement, the Company shall not, and shall not permit any of its subsidiaries to, during such period:

                  (a) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to the Company or a wholly owned subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect, in lieu of or substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the

Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than in connection with the exercise of outstanding stock options and warrants and satisfaction of withholding obligations under outstanding stock operations and restricted stock;

                  (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than, in the case of the Company, the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding on the date of this agreement in accordance with their current terms;

                  (c) amend its Articles of Incorporation, By-laws or other comparable charter or organizational document;

                  (d) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (B) any assets that, in each case, would be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases in the ordinary course of business consistent with past practice;

                  (e) sell, lease, mortgage, pledge, grant a lien on or otherwise encumber or dispose of any of its properties or assets, except (A) sales or leases in the ordinary course of business consistent with past practice and (B) other immaterial transactions not in excess of $100,000 in the aggregate;

                  (f) (A) incur indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings under currently existing revolving credit facilities incurred in the ordinary course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other person that would be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

                  (g) make or incur any new capital expenditure (other than purchases in the ordinary course of business) that, singly or in the aggregate with all other expenditures, would exceed $100,000;

                  (h) make any material election relating to taxes or settle or compromise any material tax liability;

                  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Exchange Act documents or incurred in the ordinary course of business consistent with past practice;

                  (j) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                  (k) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                  (l) enter into any new collective bargaining agreement;

                  (m) change any material accounting principle used by it, except as required by regulations promulgated by the Securities and Exchange Commission (the "Commission") or as mandated by accounting boards or bodies;

                  (n) settle or compromise any litigation (whether or not commenced prior to the date of this agreement) other than settlements or compromises: (A) of litigation where the amount paid in settlement or compromise does not exceed $100,000, or (B) in consultation and cooperation with the Purchaser, and, with respect to any such settlement, with the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed;

                  (o) except for those contracts and agreements entered into in the ordinary course of business, without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, enter into any joint venture or partnership contract or agreement;

                  (p) amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee, increase the compensation or fringe benefits of any officer of the Company or any of its subsidiaries, or, except as provided in an existing benefit plan or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any employee or former employee or pay any benefit not required by any existing plan, arrangement or agreement;

                  (q) grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (r) permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result (i) in any of the representations and warranties of the Company set forth in this agreement becoming untrue or (ii) in any of the covenants contained in this agreement becoming unperformable. Pending the Closing the Company will promptly advise the Purchaser of any action or event of which it becomes aware that has the effect of making incorrect any of such representations or warranties or that has the effect of rendering unperformable any of such covenants;

                  (s) authorize any of, or commit or agree to take any of, the foregoing actions;

      7.16 Valid Issuance. The Company covenants that the Shares will, upon issuance and upon full payment therefor in accordance with the terms hereof, and the common stock underlying the Warrant Agreement will, upon exercise thereof pursuant thereto, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

      7.17 Government Regulations. The Company covenants that it will comply, and will cause each of its subsidiaries to comply, with all applicable governmental restrictions and regulations, the failure to comply with which would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole, and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies of jurisdictions in which it or any of its subsidiaries carries on business required in respect of the operations of the Company or any of its subsidiaries, the failure to comply with which would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

      7.18 Further Assurances. The Company covenants that it shall cooperate with the Purchaser and execute such further instruments and documents as the Purchaser shall request to carry out to the reasonably satisfaction of the Purchaser the transactions contemplated by this agreement. The Company further agrees to mutually negotiate in good faith and to finalize, execute and deliver the Asset Purchase Agreement.

      7.19 Securities Act Registration Statements. The Company covenants that the Purchaser shall have the right, at any time when it may be deemed to be a controlling person of the Company, to participate in the preparation of any underwritten registration statement of the Company (regardless of whether or not the Purchaser will be a selling security holder in connection with such registration statement) and to request the insertion therein of material furnished to the Company in writing that in the Purchaser's judgment should be included. In connection with such registration statement the Company will indemnify Purchaser, its members, officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission written information furnished to the Company by Purchaser expressly for use in such registration statement. If, in connection with any such registration statement, Purchaser shall furnish written information to the Company expressly for use in the registration statement, Purchaser will indemnify the Company, its directors, each of its officers who signs such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectors or any amendment thereto or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission attributable to written information to the Company expressly for use in the registration statement, Purchaser will indemnify the Company, its directors, each of its officers who signs such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereto or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission attributable to information so furnished in writing by the Purchaser for use therein.

      7.20 Notices of Certain Events. The Company shall promptly give notice to the Purchaser (i) of any default or event of default that has not been cured within any applicable grace period under any indebtedness of the Company or any of its subsidiaries, and contractual obligation of the Company or any of its subsidiaries or (ii) of any pending or threatened litigation, investigation or proceeding to which the Company or any of its subsidiaries is or is threatened to be a party and of which the Company has been given notice; provided that any such default litigation, investigation or proceeding would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole. Any notice delivered pursuant to this Section
7.19 shall be accompanied by an officer's certificate specifying the details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

      7.21 Environmental Laws. The Company and its subsidiaries shall comply with all applicable Environmental laws the failure to comply with which would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole. If the Company or any subsidiary shall receive written notice that there exists a violation of

Environmental law with respect to its operations or any real property owned, formerly owned, used, or leased thereby, which violation could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole, the Company shall immediately notify in writing the Purchaser. Furthermore, if the Company or any subsidiary shall receive written notice that there exists a violation of Environmental law with respect to its operations or any real property owned, formerly owned, used or leased thereby, which violation could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole, the Company shall within the time period permitted by the applicable governmental authority (unless otherwise contested by the Company in good faith) remove or remedy such violation in accordance with all applicable Environmental Laws unless the board of directors of the Company determines that it would be in the best interest of the Company to delay the remedy of such violation.

      7.22 Listing of Common Stock. The Company warrants and agrees for the benefit of the Purchaser that the Shares and the shares of Common Stock issuable upon exercise of the warrants under the Warrant Agreement shall be approved for listing, subject to official notice of issuance, on the NASDAQ (National Market) as of the Closing Date.

      7.23 Right of First Refusal.

      (a) The Company hereby grants to Purchaser the right of first refusal, effective so long as it owns the Shares, to purchase New Securities (as defined in this section 7.23) that the Company may, from time to time, propose to sell and issue up to the amount of Purchaser's pro rata share. A pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock then held by Purchaser and the number of shares of Common Stock issuable upon conversion or exercise of any other securities convertible or exercisable into Common Stock then held by Purchaser bears to the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion or exercise of any then outstanding other securities convertible or exercisable into Common Stock (excluding all shares of Common Stock held as treasury shares by the Company and all shares of Common Stock held by direct or indirect subsidiaries of the Company). In the event of a public offering by the Company, Purchaser shall be permitted to purchase at the public offering price net of the underwriting discount directly from the Company either in a separate transaction or if permitted under applicable securities laws as part of the registered offering such pro rata amount of securities as provided above.

      (b) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and voting preferred stock, whether or not now authorized, and rights, options or warrants to purchase such shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into such shares of Common Stock or preferred stock. Notwithstanding the foregoing, "New Securities" does not include:

            (i) the Shares or common stock issuable upon exercise of the Warrant Agreement;

            (ii) capital stock issued or issuable to officers, directors or employees of or consultants to the Company, primarily for the purpose of soliciting or retaining their services to the Company directly or pursuant to a stock option plan, restricted stock purchase plan or other arrangement approved by the compensation committee of the board of directors, in such amount as shall be approved by such compensation committee, provided that a majority of the members of which consist of individuals who are not officers of, or consultants to the Company or any corporation controlling or controlled by the Company or the Company's direct or indirect parent;

            (iii) capital stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this section 7.23 apply with respect to the initial sale or grant by the Company of such rights or agreements;

            (iv) capital stock issued in connection with any stock split, stock dividend or recapitalization by the Company; and

            (v) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than 50% of the voting power of the surviving corporation.

      (c) The Company further grants to Purchaser the right of first offer, effective so long as it owns the Shares, to purchase any and all material assets or any and all direct or indirect subsidiaries of the Company ("Assets Held for Sale") that the Company may, from time to time, propose to sell or otherwise transfer.

      (d) If subsections (a) and (c) apply in the event the Company proposes to undertake an issuance of New Securities or dispose of Assets Held for Sale, it shall promptly give Purchaser written notice of its intention, describing the type of New Securities or the Assets Held for Sale, as appropriate, and the price and general terms upon which the Company proposes to issue or transfer the same. The Purchaser shall have twenty (20) business days (or the greater of (x) five (5) business days or (y) such period as otherwise mutually agreed to by the parties, in the case of New Securities offered solely to officers or directors of the Company) from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities or the Assets Held for Sale, as appropriate, for the price and upon the terms specified in the notice by giving written notice to the Company and, in the case of New Securities, stating therein the quantify of New Securities to be purchased.

      (e) Purchaser's notice to the Company of exercise of its rights under this
Section 7.23 shall constitute Purchaser's irrevocable acceptance of the Company's offer, subject to customary closing conditions.

      (f) The purchase and sale of any securities or assets pursuant to any offer made under this Section 7.23 that is accepted by the Purchaser shall take place at such time and place as the Company and the Purchaser may mutually agree. The purchase price shall be payable in such form as mutually agreed by the Company and Purchaser or, in the case of New Securities, in such other form as set forth in the terms to the new investors. The issuance of such shares shall be conditioned upon compliance with applicable laws and regulations and requirements of any applicable stock exchange and the absence of any order in effect enjoining or restraining such exercise or issuance.

      (g) In the event Purchaser fails to exercise the right of first refusal or offer as the case may be within the period set forth in Section 7.23(d), as appropriate, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities or the Assets Held for Sale, as appropriate covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities or the Assets Held for Sale, as appropriate, not elected to be purchased by Purchaser at the price and upon terms no more favorable to the purchasers of such securities or assets than specified in the Company's notice.

      7.24 Purchaser's Director Nominee. The Company and the Key Management Employee/Directors listed on the signature page hereto shall nominate and vote for the Purchaser's designee to the board of directors of the Company so long as Purchaser shall own the Shares or Common Stock underlying the Warrant Agreement.

                                    Section 8

                       Restrictions on Transferability of
                  Securities; Compliance With Securities Act

      8.1 Restrictions on Transferability. The Shares shall not be transferable, except upon the conditions specified in this section 8, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser shall cause any proposed transferee of Shares to agree to take and hold those securities subject to the provisions and upon the conditions specified in this section 8.

      8.2 Certain Definitions. As used in this section 8, "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in section 8.3.

      8.3 Restrictive Legend. Each certificate representing the Shares, or shares of Common Stock issued upon exercise of the warrants under the Warrant Agreement, or any other securities issued in respect of the Preferred Shares or the Common Stock issued upon exercise of the warrants under the Warrant Agreements, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Upon request of Purchaser, the Company shall remove the foregoing legend from the certificate or issue thereto a new certificate therefor free of any transfer legend provided that the Company receives either the opinion referred to in section 8.4(i) or the "no-action" letter referred to in section 8.4(ii) to the effect that any transfer by Purchaser of the securities evidenced by such certificate will not violate the Securities Act or applicable state securities laws.

      8.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply with this section 8.4. Prior to any proposed transfer of any Restricted Securities the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (a) a written opinion of legal counsel reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in section 8.3, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with the Securities Act.

      8.5 Information by Holder. Each holder of Restricted Securities shall furnish to the Company such information regarding the transfer or distribution proposed by such holder as the Company may reasonably request in writing.

      8.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company shall (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and (c) so long as Purchaser owns any Shares, furnish to Purchaser upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act and a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as it may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

      8.7 "Market Stand-off" Agreement. Purchaser shall agree, if requested by the Company and the managing underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that (a) such agreement shall apply only to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering and (b) the officers and directors of the Company shall enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of such 90-day period.

                                    Section 9

                    Registration under Securities Act, etc.

      9.1 Registration of Registrable Securities on Request. (a) Request.
At any time commencing 18 months from the date hereof, the Purchaser (and any transferee of Purchaser's Registrable Securities (as defined below)) shall have the right to request in writing specifying that such request is made pursuant to this Section 9.1, that the Company effect an underwritten registration under the Securities Act on form S-3 or such other form of registration statement that the Company is otherwise eligible to use for such purpose of all or part of such holders' Registrable Securities. The Company shall be obligated to effect only two (2) registrations pursuant to this Section 9.1 with respect to all holders of Registrable Securities and only until the earlier of the date that all Registrable Securities have been sold or the date that all Registrable Securities are freely transferable without restriction under the Securities
Act. The Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which holders shall be entitled to include their Registrable Securities in such registration subject to Section 9.1(b).

Thereupon the Company will use its best efforts to effect the registrations under the Securities Act of:

            (i) the Registrable Securities which the Company has been so requested to register by such holders making the demand pursuant to this
      Section 9.1, and

            (ii) subject to Section 9.1(b), all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities) all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

      The Company will not grant to any person at any time on or after the date hereof the right (a "Piggyback Right") to request the Company to register any securities of the Company under the Securities Act by reason of the exercise by any holder of its rights under this Section 9.1 unless such Piggyback Right provides that such securities shall not be registered and sold at the same time if the managing underwriter for the respective holders believes that sale of such securities would adversely affect the amount of, or price at which, the respective Registrable Securities being registered under this Section 9.1 can be sold. For purposes of this agreement, "Registrable Securities" shall mean the Shares and all other shares of Common Stock issuable upon exercise of the warrants under the Warrant Agreement.

      (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 9.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not in the underwriter's reasonable judgment adversely affect such offering or (ii) the holders of a majority of Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

      (c) Registration Statement Form. Registrations under this Section 9.1 shall be on such appropriate registration form or prospectus of the Commission
(i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of more than 50% (by number of shares then outstanding) of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

      (d) Expenses. The Company will pay all Registration Expenses in connection with the registration requests made pursuant to this Section 9.1, provided, however, that the Company shall not be required to pay expenses of any registration proceeding begun pursuant to Section 9.1 if the registration is subsequently withdrawn (other than by reason of the Company's failure to perform its obligations hereunder or a material adverse change in the Company's financial position or business), unless the holder agrees to forfeit his right to a demand registration under Section 9.1. If such registration is withdrawn (other than by reason of the Company's failure to perform its obligations hereunder or a material adverse change in the Company's financial position or business), the holder shall have the option to pay the expenses of such registration and preserve all of his rights to demand registrations under Section 9.1.

      No holder shall have the right to cause the Company to employ any expert or professional to act on behalf of the Company other than any expert or professional, such as an independent accountant, whose report or consent is required to be included in a registration statement for the Registrable Securities.

      (e) Effective Registration Statement. A registration requested pursuant to this Section 9.1 shall not be deemed to have been effected and shall not count as a requested registration pursuant to Section 9.1 (a) hereof (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not the fault of a holder of Registrable Securities and the Registrable Securities covered hereby have not been sold, or
(iii) if the conditions to closing specified in the selling agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived by the parties thereto other than a holder of Registrable Securities.

      (f) Underwriters. Any registration effected pursuant to this Section 9.1 shall at the election of the holders of at least 50% by number of shares then outstanding of the Registrable Securities to be so registered by an underwritten public offering on a firm commitment basis or a best efforts basis. The managing underwriter or underwriters thereof shall be selected by the Company, and such underwriter, as well as the price, terms and provisions of the offering, shall be subject to the approval of the holders of more than 50% (by number of shares then outstanding) of the Registrable Securities to be so registered.

      (g) Apportionment in Registrations Requested. If, in connection with a registration requested pursuant to this Section 9.1, the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of more than 50% (by number of shares then outstanding) of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration pro rata among the holders thereof requesting such registration on the basis of the percentage of the Registrable Securities of the Company held by the holders of Registrable Securities which have requested that such Registrable Securities be included. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities shall be covered by such registration and if the pro ration as aforesaid results in the exclusion of in excess of 20% of the Registrable Securities originally sought to be registered, the request shall not be counted for purposes of determining the number of registrations pursuant to Section 9.1 hereof.

      9.2 Incidental Registration. (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its Common Stock under the Securities Act (other than by a registration on Form S-4, Form S-8 or any successor or similar form), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so.

      Upon the written request of any such holder made within 30 days after the date of any such notice given in accordance with Section 11.5 hereof, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 9.2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 9.2 shall relieve the Company of its obligation to effect any registration upon request under Section 9.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 9.2. No holder shall have the right to cause the Company to employ any expert or professional to act on behalf of the Company other than any expert or professional, such as an independent engineer or accountant, whose report or consent is required to be included in a registration statement for the Registrable Securities.

      (b) Apportionment in Incidental Registrations. If (i) a registration pursuant to this Section 9.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would adversely affect the marketing of the securities to be sold by the Company therein, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities of the Company so proposed to be sold and so requested to be included in such registration (pro rata on the basis of the percentage of the securities of the Company sought to be registered by the holders of such Registrable Securities and such other securities) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. Notwithstanding the foregoing, if the registration referred to herein involves an underwritten offering of securities being registered for sale by holders of securities other than registrable Securities, the Company will include in such registration the securities proposed by such holders to be sold and may decrease the number of Registrable Securities and such other securities exercising incidental registration rights proposed to be sold in such registration (pro rata on the basis of the percentage of the securities sought to be registered held by such holders of Registrable Securities and such other securities exercising incidental registration rights) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter. In such case, no securities shall be offered for sale by the Company.

      (c) The Registrable Securities proposed to be registered under any registration statement under Section 9.2 hereof will be offered for sale at the same public offering price as the shares of Common Stock offered for sale by the Company or any other selling shareholder covered thereby.

      9.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 9.1 and 9.2, the Company will as expeditiously as possible:

            (i) prepare and (as soon thereafter as possible or in any event no later than 90 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 9.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; and provided, further, that the Company may defer its obligations under Section 9.1 for a period of no more than ninety (90) days if the Company's Board of Directors adopts a resolution that filing such a registration statement would require a public disclosure by the Company which disclosure would have material adverse consequences for the Company, such as a disclosure regarding a pending material acquisition by the Company or a material discovery of oil and gas reserves; provided, further, that once such information has been publicly disclosed, then the Company shall promptly proceed to fulfill its obligations under Section 9.1;

            (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

            (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

            (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction or subject itself to be required to pay any franchise or income taxes in any such jurisdiction;

            (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, except as provided in (y) below (and the underwriters, if any), of

                  (x) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller or, if such registration includes an underwritten public offering, to such underwriter, and

                  (y) a "comfort" letter, dated the effective date of such
            registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to each seller, to the extent the same can be reasonably obtained, and addressed to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller or such holder (or the underwriters, if any) may reasonably request;

            (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare to furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first fiscal quarter beginning after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and, in the case of a registration requested pursuant to Section 9.1 hereof, will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

            (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

            (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed.

The Company may require each proposed seller of Registrable Securities as to which any registration is being effected to promptly furnish the Company, as a condition precedent to including such holder's Registrable Securities in any registration, such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

      Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 9.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 9.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

      9.4 Underwritten Offerings. (a) Requested Underwritten Offerings. If requested by the underwriters for any offering by holders of Registrable Securities pursuant to a registration requested under Section 9.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, to holders of more than 50% of the Registrable Securities included in such registration and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 9.6. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Other than as required under Section 9.3 hereof, any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, and such holder's intended method of distribution, any other information supplied by such holder to the Company for use of the Registration Statement and any other representation required by law.

      (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by
Section 9.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 9.2 and subject to the provisions of Sections 9.2(a), 9.2(b) and 9.3, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions percent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Other than as required under Section 9.3 hereof, any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution, any other information supplied by such holder to the Company for use in the Registration Statement and any other representation required by law.

      9.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and firm of accountants (such holders' counsel and firm of accountants to be appointed by the holders of a majority of such Registrable Securities), the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

      9.6 Indemnification. (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and such other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, or in any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

      (b) Indemnification by the Purchasers. The Purchasers will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 9.6) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Purchaser.

      (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 9.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 9.6, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 9.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

      (e) Indemnification Payments. The indemnification required by this Section
9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

      9.7 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it, and in the manner required to be filed by it, under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission ("Rule 144"). Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                   Section 10

                                 Indemnification

      10.1 Obligation of the Company to Indemnify. Subject to section 11.2, the Company shall indemnify, defend and hold harmless Purchaser (and its respective partners, directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, diminution in value, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees) (collectively, "Losses") based upon, arising out of or relating to any inaccuracy or in any breach of any representation, warranty, covenant or agreement of the Company contained in this agreement or in the Disclosure Schedule or any exhibit, schedule certificate or any of the other Transaction Documents delivered by the Company at the Closing.

      10.2 Obligation of Purchaser to Indemnify. Subject to section 11.2, Purchaser shall indemnify, defend and hold harmless the Company from and against any Losses based upon, arising out of or relating to any breach of any representation, warranty, covenant or agreement of Purchaser contained in this agreement or in any exhibit, schedule or certificate delivered by Purchaser at the Closing.

      10.3 Notice and Opportunity to Defend. (a) Within 30 days after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance that, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation or within 30 days of an Indemnitee learning that a representation or warranty is materially inaccurate, in each case that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the party required to provide indemnification pursuant to section
10.1 or 10.2 hereof (the "Indemnitor"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

             (b) Opportunity to Defend. The Indemnitor may elect to compromise or defend, and control the defense of, at its own expense and by counsel reasonably satisfactory to the Indemnitee, any Asserted Liability provided that the Indemnitee shall have no liability under any compromise or settlement agreed to by the Indemnitor that it has not approved in writing. If the Indemnitor elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate upon the request and at the expense of the Indemnitor in the compromise of, or defense against, such Asserted Liability. If the Indemnitor elects not to compromise or defend against the Asserted Liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such Asserted Liability and receive full indemnification for its Losses as provided in sections 10.1 and 10.2. In any event, the Indemnitee and the Indemnitor may participate, at their own expense, in the defense of such Asserted Liability by the Indemnitor or the Indemnitee, respectively. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the Indemnitor, in which event the Indemnitee shall be reimbursed for its out-of-pocket expense.

                                   Section 11

                                  Miscellaneous

      11.1 Governing Law. This Agreement shall be governed in all respects by the law of the State of New York without regard to its choice of law rules.

      11.2 Survival. The representations, warranties, covenants and agreements made herein subject to indemnification pursuant to section 10 shall survive (a) any investigation made by Purchaser and (b) the earlier of two years after Closing and the applicable statute of limitations.

      11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto provided the Company may not assign its rights hereunder.

      11.4 Entire Agreement; Amendment. This agreement (including the Disclosure Schedule and exhibits hereto) and the other documents delivered pursuant hereto at the Closing constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, except by a written agreement signed by the Company and Purchaser.

      11.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed if to Purchaser or the Company at its address set forth in the preamble of this agreement, or at such other address as Purchaser or the Company furnishes to the other party in writing.

      11.6 Delays or Omissions. No delay in exercising or omission to exercise any right, power or remedy accruing to Purchaser or the Company upon any breach or default of the Company or Purchaser under this agreement shall impair any such party's right, power or remedy nor construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this agreement, or any waiver by either party of any provisions of this agreement shall to be effective be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this agreement or by law or otherwise, shall be cumulative and not alternative.

      11.7 Separability. In case any provision of the agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

      11.8 No Broker. Each party represents and warrants to the other that it has retained no finder or broker or other like person in connection with the transactions contemplated by this agreement. The Company shall indemnify and hold Purchaser harmless, and Purchaser shall indemnify and hold the Company harmless, from any liability for any commission or compensation in the nature of an agent's fee to any broker, finder or other person (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or Purchaser as the case may be or any of its employees or representatives.

      11.9 Titles and Subtitles. The titles of the sections of this agreement are for convenience of reference only and are not to be considered in construing this agreement.

      11.10 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            In witness whereof the parties have caused this agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.


Key Management                      Bionutrics, Inc.
Employee/Directors:
(as to section 7.24 only)           by /s/ RONALD H. LANE
                                       ---------------------------------------
                                       Ronald H. Lane, Chief Executive Officer

/s/ RONALD H. LANE
-------------------------
Ronald H. Lane                      AC Humko Corp.

/s/ D. MICHAEL WELLS
-------------------------           by /s/ WAYNE BRIESEMEISTER
D. Michael Wells                       ---------------------------------------
                                       Wayne Briesemeister
                                       Vice President

                               DISCLOSURE SCHEDULE
                                       TO
                            STOCK PURCHASE AGREEMENT
                                (THE "AGREEMENT")
                              DATED AUGUST 14, 1998
                                     BETWEEN
                                BIONUTRICS, INC.
                                   ("COMPANY")
                                       AND
                                 AC HUMKO CORP.



                                   Section 3.1

             Organization and Corporate Power; Compliance with Laws

1. The Company is incorporated in Nevada and qualified to do business in Arizona.

2. The following entities are subsidiaries of the Company incorporated or formed, as the case may be, and qualified to do business and in good standing (except as noted in item no. 3) in the states and jurisdictions set forth below:

         Subsidiary                                       Incorporated/Formed           Qualified to do Business
         ----------                                       -------------------           ------------------------
         LipoGenics, Inc.                                 Delaware                      None
         Bionutrics Health Products, Inc.                 Delaware                      Arizona
         Nutrition Technology Corporation                 Nevada                        Louisiana
         Bionutrics International Inc.                    British Virgin Islands        None
         InCon Technologies, Inc.                         Delaware                      Illinois
         Cosmedics Inc.                                   Delaware                      None
         NuRx International, LLC                          Delaware                      None
         Molecular Separation                             Illinois                      None
            Laboratories, Inc.

3. Molecular Separation Laboratories, Inc. and NuRx International LLC, inactive corporations, are not in good standing due to failure to file the most recent annual report. The Company intends dissolve these subsidiaries in the near future.

                                   Section 3.2

                                  Authorization

In connection with the Closing or the closing under the Asset Purchase Agreement with Purchaser, the release of the UCC-1 financing statements covering the assets of InCon Technologies, Inc. and the release of that certain escrow agreement covering Company shares will be secured from Inabata America Corporation as secured lender under the Loan Agreement dated March 23, 1998, between Inabata America Corporation and the Company.

                                   Section 3.3

                                 Capitalization

The following warrants, options and other rights to purchase or acquire shares of capital stock of the Company are authorized, outstanding, offered or committed to by the Company.

1.       See attached list of option and warrant holders.

2. The Company anticipates issuing restricted stock to certain officers as a bonus for 1997.

                                   Section 3.4

                    Existing Stockholder List and Agreements

None

                                   Section 3.5

                                  Subsidiaries

1.       The following entities are wholly owned subsidiaries of the Company:

                  LipoGenics, Inc.
                  Bionutrics Health Products, Inc.
                  Nutrition Technology Corporation
                  Bionutrics International Ltd.
                  InCon Technologies, Inc.
                  Cosmedics Inc.
                  NuRx International, LLC
                  Molecular Separation Laboratories, Inc.


2. John Palmer, CEO of InCon Technologies, Inc. owns or controls, with another executive at InCon, PSW97 LLP, which leases to the Company the Batavia, Illinois facility.

                                   Section 3.6

            Financial Statements, Accounts Receivable and Inventories

None

                                   Section 3.7

                       Absence of Undisclosed Liabilities

The Interim Balance Sheet carries an account receivable in the amount of $1.4 million due from P.T. Bakrie of Indonesia. Owing to the financial crisis in that country, the timeliness of collection if not collectibility, of such receivable is in question and balance sheet reserves, the quantity of which cannot be determined at this time, may have to be established.

                                   Section 3.8

                         Absence of Certain Developments

1. On July 22, 1998, Inabata America Corporation served a complaint on the Company relating to the default under the loan agreement between Inabata America Corporation and the Company, dated March 23, 1998, whereby Inabata America Corporation extended a bridge loan to the Company in the amount of $1.5 million that was due June 23 but had been informally extended until the start of its lawsuit.

2. The Company has substantial overdue balances owed to a number of vendors and creditors.

3. Milton Okin, a director of the Company, has extended loans to the Company in the aggregate amount of $1,625,000, which will be secured by the stock of InCon Technologies, Inc.

4.       Regarding Section 3.8(c), see Disclosure Schedule 3.11, item no.2.

                                   Section 3.9

                               Title to Properties

1. UCC-1 Financing Statement filed against Bionutrics, Inc.; file number 98-0001866; filed in Maricopa County, Arizona on January 2, 1998; creditor:

                  Hibernia National Bank
                  Loan Administration Department
                  313 Carondelet Street
                  New Orleans, LA 70130

2. UCC-1 Financing Statement filed against Bionutrics, Inc.; file number 36-124441; filed in the State of Louisiana on December 29, 1997; creditor:

                  Hibernia National Bank
                  313 Carondelet Street
                  New Orleans, LA 70130

3. UCC Financing Statement filed against Bionutrics, Inc.; file number 36-124665 to original 36-124665; filed in the State of Louisiana on January 6, 1996; creditor:

                  Hibernia National Bank
                  313 Carondelet Street
                  New Orleans, LA 70130

4. UCC-1 Financing Statement filed against InCon Technologies, Inc.; file number 003830336; filed in the State of Illinois on April 8, 1998; creditor:

                  Inabata America Corp.
                  1270 Avenue of the Americas
                  New York, NY 10020

5. UCC-1 Financing Statement filed against InCon Technologies Inc.; file number B180211; filed in Kane County, Illinois on April 3, 1998; creditor:

                  Inabata America Corp.
                  1270 Avenue of the Americas
                  New York, NY 10020

6. UCC-1 Financing Statement filed against InCon Technologies, Inc.; file number B180212; filed in Kane County, Illinois on April 3, 1998; creditor:

                  Inabata America Corp.
                  1270 Avenue of the Americas
                  New York, NY 10020

7. The Company is entering into a Security Agreement with Milton Okin, a director of the Company, whereby Mr. Okin will have a security interest in the stock of InCon Technologies, Inc.

8. United Lift Truck, L.P. has a security interest in a fork lift owned by InCon Technologies, Inc. pursuant to a retail installment contract dated May 6, 1997.

                                  Section 3.10

                                   Tax Matters

None

                                  Section 3.11

                            Contracts and Commitments

1. Attached is a list of each agreement to which the Company or any of its subsidiaries is a party.

2. The Company along with other investors during the first quarter of 1998 informally agreed to fund Xiagen Limited in a private placement in the amount of approximately $2.5 million, subject to a capital call of an additional $2.5 million, but this financing has been held in abeyance awaiting identification of an investor in South East Asia. Company funding, as then contemplated, would have been through the sale of common stock. Xiagen's business plan contemplates the manufacture and sale abroad of rice bran oil.

3. As of July 30, 1998, approximately 88% of the accounts payable to Company vendors and creditors is overdue 30 days and approximately 69% is overdue 60 days.

                                  Section 3.12

                    Proprietary Rights; Employee Restrictions

The use or practice of Intellectual Property Rights is covered by the related technology transfer and supply agreements to be entered into with Purchaser.

                                  Section 3.13

                             Effect of Transactions

None

                                       14
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                                  Section 3.14

                                   Litigation

1. On July 22, 1998, Inabata America Corporation served a complaint on the Company relating to the default under the Loan Agreement dated March 23, 1998 between Inabata America Corporation and the Company, whereby Inabata America Corporation extended a bridge loan to the Company in the amount of $1.5 million that was due June 23 but had been informally extended until the start of its lawsuit.

2. The Company has substantial overdue balances owed to a number of vendors and creditors. See Disclosure Schedule 3.11, item no. 3. As a result, certain of such vendors and creditors have threatened to commence proceedings against the Company for payment of such balances.

3. On July 29, 1998, Summit Construction Corp. served a complaint on the Company relating to an overdue balance for work at Nutrition Technology Corporation in the amount of approximately $138,000.

                                       15
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                                  Section 3.15

                                 Securities Laws

None

                                       16
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                                  Section 3.16

                                    Business


1. Operating with instruction permits dated August 20, 1997, ad July 23, 1996, from the Illinois EPA.

2. Change of ownership date July 21, 1998, with operating permit dated September 20, 1997, from the Louisiana Department of Environmental Quality.

3.       Good standing certificates referred to in Disclosure Schedule 3.1.

                                       17
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                                  Section 3.17

                                Books and Records

None

                                       18
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                                  Section 3.18

                            Environmental Compliance

None

                                       19
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                                  Section 3.19

                       Information Supplied to Purchasers

None

                                       20
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                                  Section 3.20

                                    Brokerage

Pursuant to engagement letters dated June 8, 1998 with HSBC Securities, Inc. the Company is constrained during an exclusivity period through July 31, 1998, and November 30, 1998 from initiating or entering into discussions or negotiations looking to the loan or offer or sale of securities of approximately $4 million or $15 million with respect to the latter date without first offering to do so through HSBC Securities, Inc. The Company believes that the transaction covered by this agreement is not covered by either engagement letter, and therefore is not subject to a 7% fee on the financing contemplated by this agreement or the technology or Asset Purchase transactions or 5% warrant coverage on the financing. HSBC Securities, Inc. has informally advised the Company that, in its view, this agreement is subject to the engagement letter. Although there is disagreement on this matter the Company expects to reach an amicable settlement through negotiation and continue a banking relationship with HSBC Securities.

                                  Section 3.21

                             Employee Benefit Plans

Former Bionutrics Health Products President Steven Chabre, whose employment terminated effective January 1, 1998, was slated to receive one-half his salary and health plan benefits through June 30, 1998, but his reduced pay and benefits have been informally extended.

                                       22
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                                  Section 3.22

                                    Employees

Michael Wells, president of Nutrition Technology Corporation, may become employed by Purchaser.

                                       23
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                                  Section 3.23

                             Affiliated Transactions

1.       See attached February 27, 1998 Proxy, p. 15-16.

2. Milton Okin, a director of the Company, extended a loan to the Company in the amount of $225,000 on April 24, 1998 and $1 million on June 18, 1998. Mr. Okin extended an additional loan to the Company in the amount of $400,000. The Company will issue to Mr. Okin a promissory note bearing interest at 9-1/2% per annum due the earlier of December 31, 1998 and an additional financing in excess of $5 million. The note will be secured by the stock of InCon Technologies, Inc.

3. On February 3, 1998, Frederick Rentschler, a director of the Company, extended an unsecured loan to the Company in the amount of $100,000 in exchange for a promissory note bearing interest at 9-1/2% per annum due in 120 days. The term of this note has been informally extended to the closing of this private placement.

4. With respect to the Company prospective investment in Xiagen Limited, see Disclosure Schedule Section 3.11, item no. 2.


5.       See Disclosure Schedule 3.5 (2).

                                  Section 3.24

                           Customers and Distributors

1. See attached list of brokers of the services and products of the Company and its subsidiaries.

2. See attached list of the customers that account for 75% of the sales of the Company and its subsidiaries for the 12 months ended June 30, 1998.

                                       25